Exhibit 99.1

NeuroOne Medical Technologies Corporation Issues Statement Regarding Recent Promotional Activity Involving Its Common Stock

NeuroOne Medical Technologies Corporation (OTCQB:NMTC), a medical technology company focused on improving surgical care options and outcomes for patients suffering from neurological disorders, initially targeting epilepsy, announced that it has been requested by OTC Markets Group, Inc. (“OTC”) in a letter dated August 23, 2018 (the “Letter”) to comment on recent promotional activity regarding the Company’s common stock.

On August 23, 2018 OTC sent the Company a copy of an article published on July 25, 2018 by One Equity Stocks, LLC (“One Equity”), a third-party market awareness provider. The article discussed an overview of the Company’s business and offered opinions on the potential future interest that investors might have in the Company along with their opinion regarding potential company value. The Company’s management believes the statements pertaining to the Company’s operations were not materially false or misleading. The article coincided with higher than average trading volume and fluctuations in the Company's stock price. While trading activity did increase by 22,117 shares from July 24, 2018 to July 25, 2018, the share price closed modestly at $4.00, up $.16 from the previous day. The Company is unaware of the full nature of the promotional activity and whether the article is the cause of the change in trading activity. The Company was unaware of the article until informed by OTC on August 23, 2018, and it was not asked to provide and did not provide any editorial content for the article.

In February 2018, pursuant to an executed services agreement, the Company engaged JLS Ventures, LLC (“JLS”) to introduce the Company to third-party service providers that could assist with market awareness of the Company as well as provide introductions to members of the financial media, analysts, brokers, fund managers and other financial service providers. As consideration for these services, the Company agreed to issue 250,000 shares of common stock to JLS that would vest over a 270-day period. The agreement and related compensation arrangements have been disclosed in the Company’s filings with the Securities and Exchange Commission (“SEC”). After receiving the Letter, the Company launched an investigation, in which it learned from JLS that One Equity was engaged by JLS. The Company had no knowledge of One Equity prior to conducting the investigation and One Equity is not a party to the services agreement and will not receive any compensation from the Company directly. The Company and its officers have not been involved in the creation, distribution or payment of promotional materials except for the engagement of JLS. Other than JLS, the Company does not have any other third-party providers that provide marketing, investor relations services, public relations services or other related services including the promotion of the Company or its securities.

In response to the Letter, the Company immediately initiated an internal investigation into this matter and made inquiries of its officers, directors, controlling shareholders (i.e., shareholders owning 10% or more of the Company's securities) and third-party service providers. Based on its investigation, none of the Company’s directors or, to the Company’s knowledge, controlling shareholders or third-party service providers were involved, directly or indirectly, in the creation, distribution or payment of promotional materials related to the Company and its security, including the article. Additionally, neither the Company's executive officers, directors nor, to the knowledge of the Company, any controlling shareholders or any third party service providers, sold or purchased any of the Company’s securities within the last 90 days. All activity in the Company’s common stock by the Company’s executive officers, directors, and to the knowledge of the Company, controlling shareholders, have been disclosed by such officer, director or controlling shareholder in filings with the SEC.

The Company has not, other than as disclosed in its reports filed with the SEC, issued any shares or convertible instruments allowing conversion to equity securities at prices constituting a discount to the current market rate at the time of the issuance. The Company does not have any outstanding convertible instruments, other than as disclosed in its reports filed with the SEC.

About NeuroOne Medical Technologies Corporation

NeuroOne Medical Technologies Corporation is a developmental stage company committed to providing minimally invasive and hi-definition solutions for EEG recording, brain stimulation and ablation solutions for patients suffering from Epilepsy, Parkinson’s Disease, Essential Tremors and other related neurological disorders that may improve patient outcomes and reduce procedural costs.

Forward-Looking Statement

This press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Except for statements of historical fact, any information contained in this presentation may be a forward-looking statement that reflects the Company’s current views about future events and are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “target,” “seek,” “contemplate,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. Forward-looking statements may include statements regarding the Company’s business strategy, market size, potential growth opportunities, capital requirements, clinical development activities, the timing and results of clinical trials, regulatory submissions, potential regulatory approval and commercialization of the technology. Although the Company believes that we have a reasonable basis for each forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described under the heading “Risk Factors” in our filings with the SEC. These forward-looking statements speak only as of the date of this presentation and the Company undertakes no obligation to revise or update any forward-looking statements for any reason, even if new information becomes available in the future.

Contact

Dave Rosa, CEO

NeuroOne Medical Technologies Corporation
daver@neurooneinc.com